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                                                                    EXHIBIT 99.1
                                                                   FORM OF PROXY

                               MALLINCKRODT INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                             ON SEPTEMBER 19, 2000


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints C. Ray Holman, Michael A. Rocca and Roger A. Keller and each of them, with power of substitution, as proxies at the special meeting of shareholders of MALLINCKRODT INC. to be held on September 19, 2000, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.


This proxy will be voted as directed with respect to the proposal referred to in
Item 1 on the reverse side, but in the absence of such direction this proxy will be voted FOR the proposal listed in Item 1.

                      ------------------------------------

         PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

   bFOLD AND DETACH HERE, IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAILb

                                                                SEE REVERSE
                                                                   SIDE


                           MALLINCKRODT INC.
                           SPECIAL MEETING OF SHAREHOLDERS
                           SEPTEMBER 19, 2000
                           10:00 A.M. LOCAL TIME
                           THE ST. REGIS HOTEL
                           TWO EAST 55TH STREET
                           NEW YORK CITY, NEW YORK 10022

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                                                                               2

[X]    PLEASE MARK VOTES          1.   PROPOSAL TO ADOPT THE AGREE-     FOR      AGAINST    ABSTAIN
        AS IN THE EXAMPLE              MENT AND PLAN OF MERGER,        [  ]       [  ]       [  ]
-------------------------------        DATED AS OF JUNE 28, 2000,
    MALLINCKRODT INC.                  AMONG MALLINCKRODT, TYCO
-------------------------------        ACQUISITION CORP. VI (NV)
                                       AND EVM MERGER CORP.

SIGNATURE(S)
------------------------------------------------------------------------ DATE
----------------------------, 2000

NOTE: Please read and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

   bFOLD AND DETACH HERE, IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAILb